SCHEDULE 13D/A

CUSIP No: 00301T102

TRANSACTIONS IN THE SHARES BY THE REPORTING PERSON DURING THE PAST 60 DAYS

Date of Transaction	Shares Purchased(Sold)	Price per Share
11/17/2009	-80,000	18.30